UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                          Washington, D. C. 20549 - 1004

                                    FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT
                                    OF 1934

DATE OF REPORT (Date of earliest event reported)   December 2, 1998
                                                   ----------------

                        COMMISSION FILE NUMBER  0-2413
                                                ------

                          MacDermid, Incorporated
                          -----------------------

             (Exact name of registrant as specified in its charter)

          Connecticut                             06-0435750
          -----------                             ----------
(State or other jurisdiction of              (I.R.S. Employer
 incorporation or organization)              Identification No.)

245 Freight Street, Waterbury, Connecticut            06702
-----------------------------------------------------------
(Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code  (203) 575-5700
                                                    --------------

                               None                         .
               ---------------------------------
Former name, former address and former fiscal year, if changed since last report.

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by section 13 or 15(d) of the Securities and Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
                                                    Yes   X     No
                                                        -------    ------.
















ITEM 2.     ACQUISITION OF ASSETS:

On December 2, 1998, the Registrant, MacDermid, Incorporated, ("MacDermid") closed its cash tender offer thereby acquiring approximately 95% of the outstanding share capital of W. Canning plc. ("Canning"). MacDermid will acquire all remaining shares of Canning through a statutory compulsory procedure which is expected to be completed shortly.

The cash purchase price of $142.8 million was obtained, on behalf of MacDermid's wholly owned subsidiary, MacDermid (UK) Limited which will hold the investment, through borrowings from NationsBank N.A., a subsidiary of BankAmerica Corporation, as administrative agent and a lender under a combined revolving loan, term loan agreement and Pound Sterling facility.

The acquisition, using the purchase method of accounting, will result in an approximate 45% increase in MacDermid's total assets. A similar increase on annual revenues will result in a balancing of MacDermid's industrial products and electronics revenues on a worldwide basis.

Canning, based in Birmingham, England, is an international specialty chemical organization, similar to MacDermid, operating various facilities for manufacturing and research. Canning has operations predominately in Europe and North America and, to a lesser extent, in Asia. Canning operates in four principle product groupings; Surface Finishing with emphasis in plating technologies, Synthetic Lubricants and Fluids for the offshore oil industry, Sealants and Adhesives used by component manufacturers and Additives for fuel, water and waste treatment industries. Previously, it was announced that Canning had commenced a strategic review of its businesses which MacDermid will continue with particular focus on the potential viability of the Fuel Additives business. Other than the foregoing analysis and consolidation of duplicate facilities, or operations, MacDermid intends to continue the acquired business in its present capacity to take full advantage of well trained personnel and proven technologies.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS:

7 (a)   Financial Statements of Business Acquired, W. Canning plc.
         It is impracticable to file the financial statements required with the initial filing of this report on Form 8-K. Such financial statements will be filed by amendment to this Report as soon as practicable and within 60 days after the required filing date for this Report.

7 (b)    Pro Forma Financial Information.
          It is impracticable to file the pro forma financial information required with the initial filing of this report on Form 8-K. Such pro forma financial information will be filed by amendment to this Report as soon as practicable and within 60 days after the required filing date for this Report.









7 (c)    Exhibits.

         2 Cash Offer Document dated as of October 28, 1998, by Lazard Brothers & Co., Limited on behalf of MacDermid (UK) Limited to the shareholders of W. Canning plc.

         4 Credit Agreement, dated as of October 25, 1998, as amended and restated as of December 15, 1998, among MacDermid, Incorporated, the financial institutions party hereto and NationsBank, N.A. as administrative agent, letter of credit issuing bank and swing line lender.

      99.1   Press Release of MacDermid dated October 26, 1998.

      99.2   Press Release of MacDermid dated December 2, 1998.


OUTLOOK:  ISSUES and RISKS


This report and other Corporation reports and statements describe many of the positive factors affecting the Corporation's future business prospects. Investors should also be aware of factors which could have a negative impact on those prospects. These include political, economic or other conditions such as currency exchange rates, inflation rates, recessionary or expansive trends, taxes and regulations and laws affecting the business; competitive products, advertising, promotional and pricing activity; the degree of acceptance of new product introductions in the marketplace; and the difficulty of forecasting sales at certain times in certain markets.


































                                    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     MacDermid, Incorporated
                                        (Registrant)


Date:  December 17, 1998             / s / John L. Cordani
                                     ---------------------
                                        John L. Cordani
                                      Corporate Secretary



Date:  December 17, 1998            / s / Gregory M. Bolingbroke
                                    ----------------------------
                                         Gregory M. Bolingbroke
                                          Corporate Controller